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                                                                      Exhibit 21

                                SAIC SUBSIDIARIES

                                AMSEC Corporation

                       Andrew Palmer & Associates Limited
                          (subsidiary of SAIC Limited)

                                   Bull, Inc.

                         Campus Point Realty Corporation

                  Energy and Technology Management Corporation

                     Environmental Restoration Systems, Inc.

                          General Sciences Corporation

                            Hicks & Associates, Inc.

                             JHK & Associates, Inc.

                       JMD Development Corporation dba JDA

                             Network Solutions, Inc.

                 Pathology Associates International Corporation

           PT Science Applications International Corporation Indonesia

                         R.E. Wright Environmental, Inc.

                       Sachse Engineering Associates, Inc.

                              SAIC (Bermuda) Ltd.

                             SAIC Colombia, Limitada

                        SAIC Commercial Enterprises, Inc.

                          SAIC de Mexico, S.A. de C.V.

                             SAIC Engineering, Inc.

                         SAIC Engineering of Ohio, Inc.

                       SAIC Global Technology Corporation
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                                  SAIC Limited
                         (subsidiary of SAIC UK Limited)

                                   SAIC - MIR

                               SAIC In Novosibirsk

                                 SAIC UK Limited

                            SAIC Ukraine Corporation

            Science Applications International (Barbados) Corporation

                 Science Applications International Corporation
                                  (SAIC Canada)

        Science Applications International Corporation de Venezuela, S.A.

               Science Applications International Deutschland GmbH

                 Science Applications International, Europe S.A.

                  Science Applications International Pty. Ltd.

                  Science Applications International Technology

                     Syntonic Technology, Inc. dba TransCore

                        Systems Control Technology, Inc.

                        Wright Laboratory Services, Inc.